SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

First Mutual Bancshares, Inc.

(exact name of registrant as specified it its charter)

Washington	000-28261	91-2005970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 -108th AVENUE N.E.

BELLEVUE, WASHINGTON 98004

(425) 455-7300

(Address of principal executive offices, including zip code, and telephone number, Including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 8.01 Other Events

On January 25, 2006, during the First Mutual Bancshares, Inc. Quarterly Earnings Conference call, the question was asked as to the impact on earnings per share in year 2006 from the Financial Accounting Standards Board (FASB) statement number 123(R). The answer given by Chief Financial Officer Mandery was an estimated seven cents ($.07) per share. Subsequent analysis of the effect of the accounting standard on earnings, in preparation for implementing the standard in the first quarter of 2006, has changed the Company's estimate from $.07 per share to $.11.

We are implementing Statement 123(R) using the modified retrospective method, which allows us to restate all prior periods. Based on our current estimates, we believe that the adoption of Statement 123(R) will result in expense of $545,000 for the year ending December 31, 2006 and impact our 2006 earnings per share by approximately $0.11. For comparison, we expect that once results are restated following adoption, Statement 123(R) will result in options-related expense of $570,000 for 2005, effecting earnings per share by an estimated $0.09.

Statement 123(R) was issued on December 16, 2004 and requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MUTUAL BANCSHARES, INC.
Dated February 22, 2006
By: /s/ Roger A. Mandery
Its: Chief Financial Officer